Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-218057) pertaining to the 2016 Equity Incentive Plan;
(2)Registration Statement (Form S-8 No. 333-228277) pertaining to the 2016 Equity Incentive Plan;
(3)Registration Statement (Form S-3ASR No. 333-231764);
(4)Registration Statement (Form S-8 No.333-233059) pertaining to the 2016 Equity Incentive Plan;
(5)Registration Statement (Form S-8 No.333-238473) pertaining to the 2016 Equity Incentive Plan;
(6)Registration Statement (Form S-8 No.333-250030) pertaining to the 2020 Inducement Plan;
(7)Registration Statement (Form S-8 No.333-255052) pertaining to the 2016 Equity Incentive Plan; and
(8)Registration Statement (Form S-8 No.333-264204) pertaining to the 2016 Equity Incentive Plan and the 2020 Inducement Plan
of our reports dated May 11, 2022, with respect to the consolidated financial statements of Myovant Sciences Ltd. and the effectiveness of internal control over financial reporting of Myovant Sciences Ltd. included in this Annual Report (Form 10-K) of Myovant Sciences Ltd. for the year ended March 31, 2022.

/s/ Ernst & Young LLP

Redwood City, California
May 11, 2022